SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
               SECURITIES EXCHANGE ACT OF 1934
                   (AMENDMENT NO. 1      )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, For Use of the Commission Only (as permitted by
     Rule No 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec. 240.14a-12

                     Garden Fresh Restaurant Corp.
-------------------------------------------------------------------------------
           (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     Garden Fresh Restaurant Corp.
-------------------------------------------------------------------------------
               (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

       --------------------------------------------------------------------
  (2)  Aggregate number of securities to which transaction applies:

       --------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1).

       ---------------------------------------------------------------------
  (4)  Proposed maximum aggregate value of transaction:

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  (5)  Total Fee Paid:

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(1)  Set forth the amount on which the filing fee is calculated and state how it was determined.

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No:

  (3)  Filing Party:

                         GARDEN FRESH RESTAURANT CORP.


                               January 13, 1998


Dear Stockholder:

           This year's Annual Meeting of Stockholders will be held on March 5, 1998 at 9:00 a.m. local time, at the offices of the Company located at 17180 Bernardo Center Drive, San Diego, California 92128. You are cordially invited to attend.

           The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

           After reading the Proxy Statement, please promptly mark, sign, and return the enclosed Proxy in the postage-prepaid envelope to ensure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed Proxy or attend the Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and voting upon, the matters before our stockholders are important.

           A copy of the Company's 1997 Annual Report is also enclosed.

           The Board of Directors and Management look forward to seeing you at the Annual Meeting.


                                Very truly yours,


                                Michael P. Mack
                                Chairman of the Board
                                Chief Executive Officer and President

                         GARDEN FRESH RESTAURANT CORP.

                          17180 Bernardo Center Drive
                             San Diego, CA  92128

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 5, 1998



Dear Stockholder:

           You are invited to attend the Annual Meeting of the Stockholders of Garden Fresh Restaurant Corp. (the "Company"), which will be held on March 5, 1998 at 9:00 a.m., local time, at the principal offices of the Company located at 17180 Bernardo Center Drive, San Diego, California 92128 for the following purposes:

1. To elect two (2) directors to hold office for a three-year term and until their successors are duly elected and qualified. Management's nominees to be Michael M. Minchin, Jr. and Robert A. Gunst.

2.         To consider and vote upon a proposal to approve the 1998 Stock
           Option Plan.

3. To ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending September 30, 1998.

4. To transact such other business as may properly come before the meeting.

           Stockholders of record at the close of business on January 8, 1998 are entitled to notice of and to vote at this meeting and any continuation or adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of the Company.

                                By order of the Board of Directors,



                              DAVID W. QUALLS
                              Chief Financial Officer
                              Executive Vice President-Finance and Real Estate Secretary

San Diego, California
January 13, 1998


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING. IF YOU ARE ABLE TO ATTEND THE MEETING, AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-prepaid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

                               TABLE OF CONTENTS
                                                                           Page

GENERAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .1

           Annual Report. . . . . . . . . . . . . . . . . . . . . . . . . .. .1
           Voting Securities. . . . . . . . . . . . . . . . . . . . . . . .. .1
           Solicitation of Proxies. . . . . . . . . . . . . . . . . . . . .. .1
           Voting of Proxies. . . . . . . . . . . . . . . . . . . . . . . .. .1
           Stock Ownership of Certain Beneficial Owners and Management. . .. .1

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . . . . .. .2

ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . .. .3

COMMITTEES OF THE BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . . . .. .5

EXECUTIVE COMPENSATION AND OTHER MATTERS. . . . . . . . . . . . . . . . . .. .5

           Summary Compensation Table . . . . . . . . . . . . . . . . . . .. .5
           Option Grants in Last Fiscal Year. . . . . . . . . . . . . . . .. .6
           Aggregate Option Exercises and Fiscal Year-Ended Values. . . . .. .6
           Compensation of Directors. . . . . . . . . . . . . . . . . . . .. .7
           Section 16(a) Beneficial Ownership Reporting Compliance. . . . .. .7

CERTAIN TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .. .7

           Arrangements with Directors and Executive Officers . . . . . . .. .7

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION . . . . . . . . . .. .8

           Deductibility of Executive Compensation. . . . . . . . . . . . .. .9

COMPARISON OF STOCKHOLDER RETURN. . . . . . . . . . . . . . . . . . . . . .. 10

PROPOSAL TO APPROVE THE COMPANY'S STOCK OPTION PLAN . . . . . . . . . . . .. 11

           Summary of the Option Plan . . . . . . . . . . . . . . . . . . .. 11
           Summary of United States Federal Income Tax Consequences . . . .. 14
           Vote Required and Board of Directors Recommendation. . . . . . .. 15
           New Plan Benefits. . . . . . . . . . . . . . . . . . . . . . . .. 15

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS. . . . . . . . . . .. 16

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING. . . . . . . .. 16

TRANSACTION OF OTHER BUSINESS . . . . . . . . . . . . . . . . . . . . . . .. 16

              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS


                         Garden Fresh Restaurant Corp.
                          17180 Bernardo Center Drive
                             San Diego, CA  92128
                                (619) 675-1600

           The accompanying proxy is solicited by the Board of Directors of Garden Fresh Restaurant Corp., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held March 5, 1998 or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is January 13, 1998, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.


                              GENERAL INFORMATION

           Annual Report. An annual report for the fiscal year ended September 30, 1997 is enclosed with this Proxy Statement.

           Voting Securities. Only stockholders of record as of the close of business January 8, 1998, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 4,289,621 shares of Common Stock of the Company, par value $.01 per share, issued and outstanding. Stockholders may vote in person or in proxy. Each holder of shares of Common Stock is entitled to one (1) vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

           Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of- pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation. The Company may determine to use a proxy solicitor, and if it does, it would pay a fee, which it reasonably expects would not exceed $2,500.

           Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly-executed proxy with a later date, or by attending the meeting and voting in person.

           Stock Ownership of Certain Beneficial Owners and Management. The following table sets forth certain information, as of September 30, 1997, with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company; (ii) each director and director-nominee of the Company; (iii) each officer of the Company whose salary and incentive compensation for the fiscal year ended September 30, 1997 exceeded $100,000; and (iv) all executive officers and directors of the Company as a group.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                                            Shares Beneficially
                                                                   Owned
                    Names of Beneficial Owner*                 Number Percent**

Bank of America
555 California Street
San Francisco, CA  94104 . . . . . . . . . . . . . . . . . . . 215,300    5.05%

D3 Family Fund
19605 NE 8th Street
Camas, CA  98607 . . . . . . . . . . . . . . . . . . . . . . . 338,325    7.93%

St. Paul Venture Capital, Inc.
8500 Normandale Lake Boulevard, Suite 1940
Bloomington, Minnesota 55437   . . . . . . . . . . . . . . . . 595,346   13.96%

Michael P. Mack (1)
c/o Garden Fresh Restaurant Corp . . . . . . . . . . . . . . . 257,626    6.04%

David W. Qualls (2)  . . . . . . . . . . . . . . . . . . . . . 111,554    2.62%

R. Gregory Keller (3)  . . . . . . . . . . . . . . . . . . . . 103,360    2.42%

Edgar F. Berner (4)  . . . . . . . . . . . . . . . . . . . . .  14,300     .34%

Robert A. Gunst (4)  . . . . . . . . . . . . . . . . . . . . .  15,000     .35%

Michael M. Minchin, Jr (5)   . . . . . . . . . . . . . . . . .  86,509    2.03%

John M. Robbins, Jr. (4) . . . . . . . . . . . . . . . . . . .  31,500     .74%

All directors and executive officers as a
  group (7 persons) (6)  . . . . . . . . . . . . . . . . . . . 619,849   14.53%


* Except as otherwise indicated, the address of each beneficial owner is c/o the Company, 17180 Bernardo Center Drive, San Diego, California 92128.

** Percent of the outstanding shares of Common Stock, treating as outstanding all shares of Common Stock issuable on exercise of stock options within 60 days of September 30, 1997, held by the particular beneficial owner that are included in the first column.


(1) Includes 110,053 shares issuable upon exercise of stock options and 375 shares held by his wife, Ruth Mack.

(2)        Includes 88,394 shares issuable upon exercise of stock options.

(3)        Includes 87,610 shares issuable upon exercise of stock options.

(4)        Includes 10,000 shares issuable upon exercise of stock options.

(5)        Includes 86,509 shares issuable upon exercise of stock options.

(6)        Includes 382,566 shares issuable upon exercise of stock options.

                             ELECTION OF DIRECTORS

           The Company has a classified Board of Directors consisting of one Class A director (Michael P. Mack), two Class B directors (Edgar F. Berner and John M. Robbins, Jr.), and two Class C directors (Michael M. Minchin, Jr. and Robert A. Gunst) who will serve until the Annual Meetings of Stockholders to be held in 2000, 1999 and 1998, respectively, and until their respective successors are duly elected and qualified. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms expire on the Annual Meeting dates.

           Management's nominees for election at the Annual Meeting of Stockholders to Class C of the Board of Directors are Michael M. Minchin, Jr. and Robert A. Gunst. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 2001, and until their successors are elected and qualified. If the nominees decline to serve or become unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as management may designate.

           If a quorum is present and voting, the two nominees for Class C directors receiving the highest number of votes will be elected as Class C directors. Abstentions and shares held by brokers that are present but not voted, because the brokers are prohibited from exercising discretionary authority (i.e., "broker non-votes"), will be counted as present for purposes of determining whether a quorum is present.

           The table below sets forth the current directors, including the Class C nominees to be elected at this meeting and certain information with respect to age and background:

                                                POSITIONS WITH        DIRECTOR
  NAME                                     AGE  THE COMPANY              SINCE

Class A director whose term expires at
the 2000 Annual Meeting of Stockholders:

Michael P. Mack                             46 Chairman of the Board      1984
                                               Director, Chief Executive
                                               Officer, and President

Class B directors whose terms expire at
the 1999 Annual Meeting of Stockholders:

Edgar F. Berner                             66 Director                   1996

John M.  Robbins, Jr.                       50 Director                   1996

Class C directors whose terms expire at
the 1998 Annual Meeting of Stockholders:

Michael M. Minchin, Jr.                     71 Director                   1993

Robert A. Gunst                             49 Director                   1996

           Michael M. Minchin, Jr. joined the Company's Board of Directors in November 1993 and assumed the role of Chairman of the Board from February 1994 to December 1997. From May 1992 to November 1993, Mr. Minchin served as an independent consultant to Sizzler International, a restaurant company, and several other publicly-held restaurant chains. Prior to that, Mr. Minchin served as the Executive Vice President of Sizzler International from May 1980 to May 1992. Mr. Minchin received a B.A. from Stanford University and an M.B.A. from Harvard University. Currently, Mr. Minchin serves as Managing Director of the John Douglas French Alzheimer's Foundation as well as an independent consultant to several publicly-held restaurant chains.

           Michael P. Mack co-founded the Company in 1983 and was the President and Chief Operating Officer from the Company's inception until April 1991 and the Chief Executive Officer from September 1990 to April 1991. Mr. Mack assumed the role of Chairman of the Board of Directors in December 1997. Mr. Mack has also been a director of the Company since its inception. Since February 1994, Mr. Mack has been the Company's President and Chief Executive Officer. From April 1991 to February 1994, Mr. Mack served as the President of MPM Management, Inc., a consulting firm. Prior to joining the Company, from 1977 to 1983, Mr. Mack worked for Bain & Company, a management consulting firm, where he specialized in the development and implementation of business strategies. Mr. Mack received a B.A. from Brown University and an M.B.A.
from Harvard University.

           Edgar F. Berner currently serves as Chairman and was formerly the CEO of Sweet Factory, Inc., a national candy specialty chain. From 1969 to 1980, Mr. Berner was founder and President of Fashion Conspiracy, a 280 store junior apparel chain which was sold to Edison Brothers Stores. He previously served on the Board of Clothestime, Inc. (Nasdaq), and Edison Brothers Stores
(NYSE). In addition to serving on the Board of the Company, Berner is a Director of Hot Topic (Nasdaq), a youth oriented specialty retail chain.

           John M. Robbins currently serves as Chairman of the Board of Directors and CEO of American Residential Investment Trust, and Home Asset Management Corp. He currently serves as a Director of Pacific Research and Engineering, National Bankcard, Accredited Home Lenders, and as Chairman of the Board of Neighborhood Bankcorp. He was formerly President and Chief Executive Officer of American Residential Holding Corporation and its subsidiary American Residential Mortgage Corporation (AmRes) which was one of the country's leading residential lenders, from 1983 to 1994.

           Robert A. Gunst has more than 25 years of experience in food and retailing. President and Chief Executive Officer of The Good Guys, Inc. since 1993, he joined the Company's board as an outside director in 1996. In 1990, he became President and Chief Operating Officer of the Good Guys, Inc. while remaining a member of its board. Prior to The Good Guys, Inc., Gunst served as Senior Vice President, Chief Financial Officer and a board member of San Francisco-based Shaklee Corporation. Previously, he served in several senior positions with PepsiCo, Inc. including Senior Vice President of Marketing/ Manufacturing and Franchising for La Petite Boulangrie, Inc., and as Chief Financial Officer and Vice President of Finance and Administration for PepsiCo Foods International. Prior to PepsiCo, Gunst was a Senior Vice President and Chief Financial Officer for Victoria Station Incorporated, a chain of restaurants. Gunst holds a Master's Degree in Business Administration from the University of Chicago's Graduate School of Business and a Bachelor of Arts Degree from Dartmouth College.

           During the fiscal year ended September 30, 1997, the Board held seven meetings. Messrs. Berner, Gunst, Mack and Minchin attended all the Board meetings and Mr. Robbins attended 57% of the Board meetings. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF MICHAEL M. MINCHIN, JR. AND ROBERT A. GUNST AS CLASS C DIRECTORS TO SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2001.

                     COMMITTEES OF THE BOARD OF DIRECTORS

           The Company does not have a standing Nominating Committee, but does have an Audit Committee and a Compensation Committee.

           The Audit Committee's function is to review, with the Company's independent accountants and management, the results of the examination of the Company's financial statements by the independent accountants and the independent accountants' opinion. The Audit Committee also approves all professional services performed by the independent accountants, recommends the retention of the independent accountants to the Board, subject to ratification by the stockholders, and periodically reviews the Company's accounting policies and internal accounting and financial controls. During fiscal 1997, the members of the Audit Committee were Messrs. Berner and Gunst. The Audit Committee held two meetings during the fiscal year ended September 30, 1997. A meeting was held on December 4, 1996 and September 30, 1997.

           The Compensation Committee's function is to review and recommend executive compensation, including officer salary levels, incentive compensation programs, and stock option grants. During fiscal 1997, the members of the Compensation Committee were Messrs, Gunst, Minchin, and Robbins. The Compensation Committee held two meeting one on December 19, 1996 and the other on October 28, 1997. For additional information concerning the Compensation Committee, see "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" and "EXECUTIVE COMPENSATION AND OTHER MATTERS."

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

           The following table sets forth information concerning the annual and long-term compensation of the Chief Executive Officer of the Company and the other executive officers of the Company as of September 30, 1997 whose total salary and incentive compensation for the fiscal year ended September 30, 1997 exceeded $100,000 for services in all capacities to the Company.

The following table also sets forth the total salary and incentive compensation for each of such executive officers for the fiscal years ended September 30, 1997, September 30, 1996 and September 30, 1995:

                          SUMMARY COMPENSATION TABLE
                             (Annual Compensation)
                                                      Long-Term
                                                      Compensation
                                                      Shares       Other
Name and Principal                                    Underlying   Annual
Position                   Year    Salary    Bonus    Options      Compensation

Michael P. Mack (1)        1997    $256,823  $      0      18,000  $      0
Chief Executive Officer,   1996     208,843    90,000      40,000  $      0
President                  1995     179,250    50,000      90,000  $      0

David W. Qualls (2)        1997    $176,151  $      0      12,000  $      0
Chief Financial Officer,   1996     153,175    60,000      30,000  $      0
Executive Vice President   1995     139,826    50,000      75,000  $      0
Finance and Real Estate,
Secretary

R. Gregory Keller (3)      1997    $153,836  $      0      10,000  $      0
Vice President of          1996     131,875    60,000      30,000  $      0
Operations                 1995     115,767    50,000      75,000  $      0

1 Mr. Mack was granted an increase in annual salary to $287,500 for fiscal year 1998 and a bonus of $93,000.

2 Mr. Qualls was granted an increase in annual salary to $195,500 for fiscal year 1998 and a bonus of $57,000.

3 Mr. Keller was granted an increase in annual salary to $172,500 for fiscal year 1998 and a bonus of $50,000.

           The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the year ended September 30, 1997 to the persons named in the Summary Compensation
Table:

                     OPTION GRANTS IN LAST FISCAL YEAR (3)

                                                          Potential Realizable
                                                          Value Assumed Annual
                                                          Rates of Stock Price
                                                          Appreciation for
                   Individual grants in Fiscal 1997       Option Term (1)

                            % of Total
                            Options
                            Granted to
                   Options  Employees   Exercise
                   Granted  In Fiscal   or Base   Expiration
Name               (#)(2)   Year        Price (2) Date         5%       10%

Michael P. Mack    18,000   14.0%       $ 8.50    2/26/07    $ 96,221  $243,843

David W. Qualls    12,000    9.4%       $ 8.50    2/26/07    $ 64,147  $162,562

R. Gregory Keller  10,000    7.8%       $ 8.50    2/26/07    $ 53,456  $135,468

1 Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the optionholders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved. One share of stock purchased in 1997 at $8.50 would yield profits of $5.35 per share at 5% appreciation over ten years, or $13.54 per share at 10% appreciation over the same period.

2 All options were granted at market value on the date of grant. All options vest equally at 1/36 per month over 36 months.

           The following table provides information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended September 30, 1997, and unexercised options held at fiscal year end by the persons named in the Summary Compensation Table:

3          Grants were based on performance for fiscal year 1996.


            AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END VALUES (1)

                                                Number of Unexercized        Value of Unexercized In-The
                   Shares                       Options at 9/30/97           Money Options at 9/30/97 (2,3)
                   Acquired      Value
Name               On Exercise   Realized (1)   Exercisable  Unexercisable   Exercisable (2)  Unexercisable

Michael P. Mack    34,500        $123,510        101,831       46,169         $646,856          $313,144

David W. Qualls    29,175        $146,818         81,896       35,104         $516,633          $237,118

R. Gregory Keller       0        $      0         99,224       33,776         $698,733          $228,818


1 Amounts shown represent the value realized upon the exercise of stock options during 1997, which equals the difference between the exercise price of the options and the closing market price of the underlying Common Stock on the date preceding the exercise date.

2          Values are net of exercise price.

3 Based on the 1997 year-end market price per share of $14.75 on September 30, 1997, the last trading date prior to the end of the Company's fiscal year. The values shown equal the difference between the exercise price of unexercised in-the- money options and the closing market price of the underlying Common Stock at September 30, 1997. Options are in-the- money if the fair market value of the Common Stock exceeds the exercise price of the option.

Compensation of Directors

           The outside directors of the Company each receive $6,000 per year as a cash compensation for attendance at each meeting of the Board of Directors. The outside directors who are members of each committee of the Board of Directors receive $750 cash compensation for attendance at each committee meeting. Additionally, the directors of the Company are reimbursed for expenses incurred in connection with attendance at Board of Directors or committee meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

           Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were timely complied with during the fiscal year ended September 30, 1997.


                             CERTAIN TRANSACTIONS

Arrangements with Directors and Executive Officers

           In July 1997, the Company entered into employment agreements with Michael Mack, the Company's Chief Executive Officer and President; David Qualls, Executive Vice President and Chief Financial Officer; and Gregory Keller, Vice President, which provides them, upon termination without cause, with a severance equal to one half of their then current annual salary. Additionally, in the event of a change of control they are provided additional severance based upon certain conditions and termination without cause.

           The Company has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law.

           Certain of the officers and directors and their affiliates and certain other holders of the Company's Common Stock are entitled to certain registration rights with respect to the Common Stock issued or issuable upon conversion thereof.

           In addition, in the event of a change in control as defined under the proposed 1998 Stock Option Plan, any unexercisable or unvested portion of the outstanding options will become immediately exercisable and vested in full prior to the change in control.

           The Company's policy has been and continues to be that all transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, this policy requires that any loans by the Company to its officers, directors or other affiliates be for bona fide business purposes only.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

           The Compensation Committee of the Board of Directors during the 1997 comprised of the non-employee directors of the Company, Messrs. Gunst, Minchin, and Robbins. The Compensation Committee is responsible for setting and administering the policies governing compensation of the executive officers of the Company, including cash compensation, stock ownership programs and other benefits. The goals of the Company's compensation policy are to attract and retain executive officers who contribute to the overall success of the Company by offering compensation which is competitive in the restaurant industry for companies of the Company's size and to motivate executives to achieve the Company's business objectives and reward them for their achievements. The Company uses salary, incentive compensation and stock options to meet these goals.

           For fiscal 1997, salaries were set for each executive officer within the range of salary for similar positions in other companies in Garden Fresh's industry and of similar size, based on surveys conducted by the Company's Human Resources Department and through the services of an outside compensation consultant. In preparing the performance graph set forth in the section entitled "COMPARISON OF STOCKHOLDER RETURN", the Company has selected the Dow Jones Industry Group as its published industry index. The companies included in the Company's salary surveys should be included in the index as all of the companies used by the Company are publicly traded. Salaries were set within the applicable range based on the officer's experience, tenure and prior performance. Performance was judged by the Chief Executive Officer for all executive officers other than himself. The Compensation Committee evaluated the Chief Executive Officer's performance, increasing his salary for fiscal 1998 based primarily on the Chief Executive Officer's increased responsibilities as a result of the Company's increased size and the Company's performance in 1997. The Chief Executive Officer's total compensation for fiscal 1997 approximates the mean of the compensation for chief executive officers in similar-sized companies in the restaurant industry.


           The Compensation Committee granted incentive compensation to each of the executive officers based upon the performance of the Company relative to the profit performance criteria set forth in the fiscal year 1997 bonus program which was implemented at the beginning of the year.


           The Company believes that employee equity ownership provides significant additional motivation to executive officers to maximize value for the Company's stockholders. Because the stock options will be granted at the prevailing market price, the stock options will only have value if the Company's stock price increases over the exercise price. Therefore, the Committee believes that stock options will serve to align the interest of executive officers closely with other stockholders because of the direct benefit executive officers receive through improved stock performance.


           The Compensation Committee did not recommend to the Board of Directors, and the Board of Directors did not approve stock option grants for the performance for fiscal year 1997 to the executive officers, including the Chief Executive Officer, under the Company's Option Plan.


           Additionally, to effectively retain the Officers and certain other senior employees of the Company, the Compensation Committee recommended to the Board for fiscal year 1998 that the Company implement a nonqualified deferred compensation plan for the Officers, which would provide 100% Company matching for the first $20,000.00 dollars of deferred compensation for each Officer. The Plan also covers other Company employees at a lower rate of contribution. These individuals receive 50% Company matching on the first $6,000 of deferred compensation. The Plan also offers life insurance in the amount of $500,000 for the Officers and $100,000 for the other employees covered by the Plan.

Deductibility of Executive Compensation

           Effective January 1, 1994, the Internal Revenue Code (the "Code") was amended to impose a limit under section 162(m) on the amount of compensation which may be deducted by a publicly-held corporation with respect to the corporation's chief executive officer and its four other most highly-compensated offers, set at $1,000,000 per executive per year. Exemptions from this deductibility limit are provided for certain types of "performance-based compensation", including compensation related to stock option plans meeting certain criteria. The Compensation Committee does not believe that other components of the Company's compensation will be likely in the aggregate to exceed $1,000,000 for any executive officer in any year in the foreseeable future, and therefore concluded that no further action with respect to qualifying its executive compensation for deductibility of such compensation was necessary at this time. The policy of the Committee is to qualify executive compensation for deductibility under the applicable tax laws as practicable. In the future, the Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

                                                    COMPENSATION COMMITTEE
                                                    Robert A. Gunst
                                                    Michael M. Minchin Jr.
                                                    John M. Robbins Jr.

                       COMPARISON OF STOCKHOLDER RETURN

           Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Nasdaq National Market and the Dow Jones Industry Group for Restaurants for the period commencing on May 16, 1995 (1) and ending on September 30, 1997 (2).

Garden Fresh Restaurant Corp. Inc., Index for Nasdaq National Market and Dow Jones Industry Group for Restaurants


       The graph referenced plots three lines; GARDEN FRESH, NASDAQ NATIONAL MARKET, and DOW JONES INDUSTRY GROUP FOR RESTAURANTS.

       Data points are at 5/16/95 (public offering), 9/30/95, 9/30/96 and 9/30/97.

       The data line for GARDEN FRESH shows a decline from the public offering to fiscal year end 9/30/95, and an increase from there to the fiscal year end 9/30/97.


                        May 15,    Sept. 30,     Sept. 30,     Sept. 30,
                        1995       1995          1996          1997

Garden Fresh             $100.00     $ 86.11        108.33        141.13
Nasdaq National Market    100.00      120.91        142.16        236.16
Dow Jones Industry        100.00      102.09        122.45        125.12
Groups Restaurants


1 The effective date of the Company's initial public offering was May 16, 1995. For purposes of this presentation, the Company has assumed that its initial offering price of $9.00 would have been the closing sales price on May 15, 1995, the day prior to commencement of trading.

2 Assumes that $100.00 was invested on May 16, 1995 in the Company's Common Stock at the Company's initial offering price of $9.00 and at the closing sales price for each index on that date and that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

           PROPOSAL TO APPROVE THE COMPANY'S 1998 STOCK OPTION PLAN

           At the annual meeting, the stockholders will be asked to approve the Garden Fresh Restaurant Corp. 1998 Stock Option Plan (the "Option Plan").

           The Option Plan is intended to replace the Company's Restaurant Management Stock Option Plan, 1995 Key Employee Stock Option Plan, and 1995 Outside Directors Stock Option Plan (collectively, the "Prior Plans"). Under the Prior Plans, as of January 8, 1998, options to purchase an aggregate of 755,318 shares of Common Stock were outstanding, 343,923 shares had been issued upon the exercise of previously granted options, and only 75,000 shares remained available for future grants, a number that the Board of Directors has determined to be insufficient to meet the Company's current and anticipated needs. The Board of Directors believes that the additional shares authorized by the Option Plan are necessary to enable it to maintain an adequate equity incentive program.

           In addition to enabling the Company to continue to provide necessary incentives, the Option Plan is designed to preserve the Company's ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with options granted under the plan.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), sets a limit of $1 million on the amount of compensation paid to each of the Company's chief executive officer and four other most highly compensated executive officers that the Company may deduct as an expense for federal income tax purposes in any fiscal year. In combination with other types of compensation received by an executive officer, it is possible that option-related compensation could cause his or her total compensation to exceed this limit in a particular year. However, Section 162(m) of the Code exempts certain "performance-based compensation" from this limit. To permit compensation attributable to options granted under the Option Plan to qualify as performance-based compensation, the Option Plan limits the number of shares for which options may be granted in any fiscal year to any employee, including the Company's executive officers, to 100,000. This grant limit is subject to appropriate adjustment in the event of certain changes in the Company's capital structure.

           The Board adopted the Option Plan on December 11, 1997, (the "Effective Date"). Because competition for highly qualified individuals in the Company's industry is intense, the Board of Directors believes that to successfully attract the best candidates, the Company must continue to offer a competitive equity incentive program. It expects that the Option Plan will be an important factor in attracting and retaining the high caliber employees, directors and consultants essential to the success of the Company and will serve an important role in motivating employees to contribute to the Company's growth and profitability. The proposed Option Plan is intended to ensure that the Company will continue to have available a reasonable number of shares to meet these goals.

Summary of the Option Plan

           The following summary of the Option Plan is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any stockholder upon request.

           General. The purpose of the Option Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward the Company's employees, directors and consultants and by motivating such persons to contribute to the Company's growth and profitability. The Option Plan provides for the grant to employees of incentive stock options within the meaning of section 422 of the Code and the grant to employees, directors and consultants of nonstatutory stock options.

           Shares Subject to Plan. The maximum number of the authorized but unissued or reacquired shares of Common Stock of the Company which may be issued under the Option Plan is 1,080,318 which amount is comprised of the sum of (a) 250,000 shares, (b) the number of shares, as of the Effective Date, subject to outstanding options granted under the Prior Plans, plus (c) the number of shares available for future grant under the Prior Plans as of the Effective Date. However, the number of shares available for issuance under the Option Plans, at any time, is reduced by the number of shares which remain subject to outstanding options granted under the Prior Plans, are issued upon exercise of such options, or are issued pursuant to options granted under the Prior Plans after the Effective Date. Furthermore, in order to comply with the requirements of the exemption under Section 162(m) of the Code for performance-based compensation, the Option Plan provides that no employee may be granted in any fiscal year of the Company options which in the aggregate are for more than 100,000 shares (the "Grant Limit"). Appropriate adjustments will be made to the shares subject to the Option Plan, the Grant Limit, the automatic nonemployee director grants discussed below and to outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company. If any outstanding option expires, terminates or is canceled, or if shares acquired pursuant to an option are repurchased by the Company, the expired or repurchased shares are returned to the Option Plan and again become available for grant.

           Administration. The Option Plan will be administered by the Board of Directors or a duly appointed committee of the Board, which, in the case of options intended to qualify for the performance- based compensation exemption under Section 162(m) of the Code, must be comprised solely of two or more "outside directors" within the meaning of Section 162(m) (hereinafter referred to collectively as the "Board"). Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the purchase price and the type of consideration to be paid to the Company upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. The Board may amend, modify, extend, cancel, renew, or grant a new option in substitution for, any option, waive any restrictions or conditions applicable to any option, and accelerate, continue, extend or defer the exercisability or vesting of any option, including with respect to the period following an optionee's termination of service with the Company. The Option Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the plan. The Board will interpret the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option.

           Eligibility. Options may be granted under the Option Plan to employees , directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company. In addition, options may be granted to prospective service providers in connection with written employment offers, provided that no shares may be purchased prior to such person's commencement of service. As of January 8, 1998, the Company had approximately 3,339 employees, including 3 executive officers, 18 directors and no consultants who would be eligible under the Option Plan. While any eligible person may be granted a nonstatutory stock option, only employees may be granted incentive stock options.

           Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the plan. The exercise price of each incentive stock option may not be less than the fair market value of a share of the Common Stock on the date of grant, while the exercise price of a nonstatutory stock option may not be less than 85% of such fair market value. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. As of January 8, 1998, the closing price of the Company's Common Stock, as reported on the Nasdaq National Market, was $14.63 per share.

           The Option Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option, to the extent legally permitted, by tender of shares of Common Stock owned by the optionee having a fair market value not less than the exercise price or by means of a promissory note if the optionee is an employee, by such other lawful consideration as approved by the Board, or by any combination of these. Nevertheless, the Board may restrict the forms of payment permitted in connection with any option grant. No option may be exercised until the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option.

           Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Board. The maximum term of an incentive stock option granted under the Option Plan is ten years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. Unless his or her service is terminated for cause, an optionee's option generally will remain exercisable for three months following termination of service, provided that if termination results from the optionee's death or disability, the option generally will remain exercisable for 12 months following the optionee's termination of service. In addition, the right to exercise the option will generally expire upon a termination of service for cause. In any event the option must be exercised no later than its expiration date. The Board, in its discretion, may provide for longer or shorter post-service exercise periods in particular instances.

           Incentive stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Nonstatutory stock options granted under the Option Plan may be assigned or transferred to the extent permitted by the Board and set forth in the optionee's option agreement.

           Automatic Grant of Nonemployee Director Options. In addition to authorizing the Board to grant options to employees, directors and consultants on a discretionary basis, the Option Plan provides for the nondiscretionary, automatic grant of options to directors who, at the time of grant, are not employees of the Company or of any parent or subsidiary corporation of the Company (a "Nonemployee Director"). Subject to stockholder approval automatic grants to Nonemployee Directors after the Effective Date will be made pursuant to the Option Plan and no further grants will be made pursuant to the Company's 1995 Outside Directors Stock Option Plan. Each person first elected or appointed as a Nonemployee Director on or after the Effective Date will be granted automatically on the date of such initial election or appointment an option to purchase 10,000 shares of Common Stock (an "Initial Option"). In addition, on the day immediately following each annual meeting of the stockholders, each Nonemployee Director remaining in office will be granted automatically an option to purchase 5,000 shares of Common Stock (an "Annual Option"). The exercise price per share of each Nonemployee Director option will equal the fair market value of a share of Common Stock on the date of grant, generally the closing price reported on the Nasdaq National Market. Unless earlier terminated under the terms of the Option Plan, Nonemployee Director options will expire ten years after grant. Initial Options and Annual Options will become vested and exercisable in full on their first anniversary, subject to the Nonemployee Director's continuous service. Nonemployee Directors options will remain exercisable for six months following the director's termination of service unless such termination results from the director's death or disability, in which case the option will remain exercisable for 12 months, provided that in no event may the option be exercised after its expiration date.

           Change in Control. The Option Plan provides that in the event of a "Change in Control" (as defined below), any unexercisable or unvested portion of the outstanding options will become immediately exercisable and vested in full prior to the Change in Control. In addition, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the Company's rights and obligations under the outstanding options or substitute substantially equivalent options for such corporation's stock. To the extent that the outstanding options are not assumed, replaced or exercised prior to the Change in Control, they will terminate. For purposes of the Option Plan, a "Change in Control" means (i) a sale or exchange by the stockholders in a single or series of related transactions or more than 50% of the Company's voting stock, (ii) a merger or consolidation in which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company wherein, upon any such event, the stockholders of the Company immediately before such event do not retain immediately after such event direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred.

           Termination or Amendment. The Option Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the plan have been issued and all restrictions on such shares under the terms of the plan and the agreements evidencing options granted under the plan have lapsed, provided that all incentive stock options must be granted within ten years of December 11, 1997, the date on which the Board adopted the Option Plan. The Board may terminate or amend the Option Plan at any time. However, without stockholder approval, the Board may not amend the Option Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law, regulation or rule. No termination or amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve an option's status as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.

Summary of United States Federal Income Tax Consequences

           The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

           Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be mid-term or long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

           The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

           Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares are transferable or (ii) the date on which the shares are not subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be mid-term or long-term if the optionee's holding period following the determination date is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

Vote Required and Board of Directors Recommendation

           The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this vote.

           The Board of Directors believes that adoption of the proposed Option Plan is in the best interests of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE OPTION PLAN.

New Plan Benefits

           No options will be granted under the Option Plan prior to its approval by the stockholders of the Company. No grants have been made to any officer under the Option Plan. With the exception of the automatic grant of options to Nonemployee Directors, future grants under the Option Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable. In addition, benefits under the Option Plan will depend on a number of factors, including the fair market value of the Company's Common

Stock on future dates and the exercise decisions made by the optionees. Consequently it is not possible to determine the benefits that might be received by optionees receiving discretionary grants under the Option Plan.


            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

           The Board of Directors of the Company has selected Price Waterhouse LLP to serve as independent accountants to audit the financial statements of the Company for the fiscal year ending September 30, 1998. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting, will be given the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

           The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1998.


         STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

           Proposals of stockholders intended to be presented at the next Annual Meeting of the Stockholders of the Company must be received by the Company at its offices at 17180 Bernardo Center Drive, San Diego, California 92128, no later than November 1, 1998, and must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals in order to be included in the Company's proxy statement for that meeting.


                         TRANSACTION OF OTHER BUSINESS

           At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgement.

                              By Order of the Board of Directors



                              DAVID W. QUALLS
                              Chief Financial Officer,
                              Executive Vice President-Finance and Real Estate, and Secretary

Dated:  January 13, 1998

                         GARDEN FRESH RESTAURANT CORP.

                          17180 BERNARDO CENTER DRIVE
                              SAN DIEGO, CA 92128

                     THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS


The undersigned hereby appoints, David W. Qualls and Michael P. Mack as proxies, each with full power of substitution, and hereby authorizes them or either of them to represent and to vote as designated below all the shares of Common Stock of Garden Fresh Restaurant Corp., held of record by the undersigned on January 8, 1998 at the Annual Meeting of Stockholders to be held March 5, 1998 or at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NOMINEES LISTED AS DIRECTORS AND "FOR" ITEMS 204 ON THE REVERSE SIDE. ANY PROXY WHICH IS RETURNED CONTAINING A DIRECTION TO VOTE WITH RESPECT TO A MATTER AS TO WHICH THE STOCKHOLDER IS NOT ENTITLED TO VOTE WILL BE DISREGARDED WITH RESPECT TO THAT PARTICULAR MATTER.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE.


/ X /            Please mark votes as in this example.


1.      ELECTION OF TWO CLASS C DIRECTORS
        Nominees:  Michael M. Minchin, Jr. and Robert A. Gunst

            FOR   / /     WITHHELD / /

            / / ______________________________________
                For all nominees except as noted above


2.      TO CONSIDER AND VOTE UPON A PROPOSAL TO APPROVE THE 1998 STOCK
        OPTION PLAN.

            FOR / /      AGAINST / /      ABSTAIN / /


3.      RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS.

            FOR / /      AGAINST / /      ABSTAIN / /


4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE.

Please sign exactly as your name appears on your stock certificate. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held of record by a corporation, please sign in full corporate name by president or other authorized officer. Partnerships should sign in partnership name by an authorized signatory.


Signature:                                                Date:


Signature:                                                Date: